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                                                                      EXHIBIT 16

                          BARON ACCOUNTANCY CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                               1470 JAMBOREE ROAD
                                IRVINE, CA 92660

                                 August 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Bergamo Acquisition Corp.
                  -----------------------------

Dear Sirs:

         We have read Item 4 of Amendment No. 1 to the Current Report on Form 8-K of Bergamo Acquisition Corp., dated August 14, 2002, and we agree with the statements contained therein as they relate to our firm.

                                                 Very truly yours,

                                                 Baron Accountancy Corporation

                                                 By /s/ Rudy Baron
                                                    --------------
                                                    Rudy Baron, CPA